RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Leon Kopyt
Pennsauken, NJ 08109	info@rcmt.com	Chairman, President & CEO
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES RESULTS
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED OCTOBER 1, 2011

Pennsauken, NJ – November 7, 2011 -- RCM Technologies, Inc. (NASDAQ: RCMT) today announced financial results for the thirteen and thirty-nine week periods ended October 1, 2011.

The Company announced revenues of $33.6 million for the thirteen week period ended October 1, 2011, decreased from $37.5 million for the thirteen week period ended October 2, 2010 (comparable prior year period).  The Company had operating income of $0.7 million for the thirteen week period ended October 1, 2011 as compared to $1.9 million for the comparable prior year period.  Net income for the thirteen week period ended October 1, 2011 was $0.7 million, or $0.06 per diluted share, as compared to net income of $1.2 million, or $0.09 per diluted share, for the comparable prior year period.

The Company announced revenues of $108.8 million for the thirty-nine week period ended October 1, 2011, decreased from $125.6 million for the thirty-nine week period ended October 2, 2010 (comparable prior year period).  The Company had operating income of $4.8 million for the thirty-nine week period ended October 1, 2011 as compared to $6.7 million for the comparable prior year period.  Net income for the thirty-nine week period ended October 1, 2011 was $3.1 million, or $0.24 per diluted share, as compared to net income of $4.7 million, or $0.36 per diluted share, for the comparable prior year period.

The Company announced that during the thirteen and thirty-nine weeks ended October 1, 2011, respectively, that the Company repurchased 201,998 and 396,539 shares of its common stock under its existing common stock repurchase plan.  The Company’s Board of Directors approved a share repurchase plan of up $7.5 million of the Company’s outstanding shares of common stock in February 2010 and extended in February 2011 through February 2013.  Through November 7, 2011 the Company has purchased a total 579,570 shares under this plan for an aggregate of $2.7 million, an average price of $4.58 per share.

Leon Kopyt, Chairman and CEO of RCM, commented: “Our Engineering and Specialty Healthcare segments continue to perform in line with expectations.  In particular, we are very encouraged by the sales opportunities in our Engineering segment and are excited about our prospects as we get ready for 2012.  We are pleased with the recent organizational changes in our Information Technology segment and cautiously optimistic that we can begin to reverse the sales trend in 2012.”

About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the delivery of these solutions to commercial and government sectors.  RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities.  RCM’s offices are located in major metropolitan centers throughout North America and Europe.  Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements.  These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should” or similar expressions.  These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances.  Forward looking statements include, but are not limited to, those relating to demand for the Company’s services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, the ability of the Company to consummate acquisitions as to which it executes non-binding letters of intent, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors.  Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission.

Tables to Follow

RCM Technologies, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
 (In Thousands, Except Share and Per Share Amounts)

	Thirteen Week Periods Ended
	October 1, 2011	October 2, 2010
Revenues	$33,559	$37,489
Cost of services	24,461	26,866
Gross profit	9,098	10,623
Selling, general and administrative	8,077	8,410
Depreciation and amortization	279	331
Operating income	742	1,882
Other income (expense), net	1	(13)
Income from continuing operations before income taxes	743	1,869
Income tax expense from continuing operations	19	698
Income from continuing operations	724	1,171
Income from discontinued operations, net of taxes	-	72
Net income	$724	$1,243

Diluted net earnings per share data:
Net income from continuing operations	$0.06	$0.08
Income from discontinued operations, net of taxes	$ -	$0.01
Net income	$0.06	$0.09

	Thirty-Nine Week Periods Ended
	October 1, 2011	October 2, 2010
Revenues	$108,779	$125,629
Cost of services	78,171	90,204
Gross profit	30,608	35,425
Selling, general and administrative	24,919	27,674
Depreciation and amortization	867	1,011
Operating income	4,822	6,740
Other income (expense), net	5	(53)
Income from continuing operations before income taxes	4,827	6,687
Income tax expense from continuing operations	1,686	1,439
Income from continuing operations	3,141	5,248
Loss from discontinued operations, net of taxes	-	(514)
Net income	$3,141	$4,734

Diluted net earnings per share data:
Income from continuing operations	$0.24	$0.40
Loss from discontinued operations, net of taxes	$ -	(0.04)
Net income	$0.24	$0.36

RCM Technologies, Inc.
Summary Consolidated Selected Balance Sheet Data
 (In Thousands)

	October 1, 2011	January 1, 2011
Cash and cash equivalents	$32,578	$24,704
Accounts receivable, net	$38,574	$41,213
Total current assets	$80,519	$68,587
Total assets	$93,930	$83,012
Total current liabilities	$22,524	$13,159
Total liabilities	$22,751	$13,404
Treasury stock at cost	$2,044	$206
Treasury shares	445,936	49,397
Stockholders’ equity	$71,179	$69,608
Stockholder’s equity, per diluted share	$5.42	$5.27
Stockholder’s equity less goodwill and intangible assets	$63,623	$61,964
Stockholder’s equity less goodwill and intangible assets, per diluted share	$4.84	$4.69

RCM Technologies, Inc.
Condensed Consolidated Statements of Cash Flows
 (Unaudited)
(In Thousands)

	Thirteen Week Periods Ended
	October 1, 2011	October 2, 2010
Net income	$724	$1,243
Adjustments to reconcile net income to cash provided by operating activities	533	659
Changes in operating assets and liabilities
Accounts receivable	4,387	4,674
Transit accounts receivable	(5,817)	-
Prepaid expenses and other current assets	(75)	614
Accounts payable and accrued expenses	226	(1,007)
Transit accounts payable	8,193	-
Accrued payroll and related costs	1,889	1,174
Income taxes payable	89	140
Total adjustments	9,425	6,254

Cash provided by operating activities	10,149	7,497
Net cash (used in) provided by investing activities	(174)	156
Net cash (used in) provided by financing activities	(828)	178
Effect of exchange rate changes	(57)	151
Increase in cash and cash equivalents	$9,090	$7,982

	Thirty-Nine Week Periods Ended
	October 1, 2011	October 2, 2010
Net income	$3,141	$4,734
Adjustments to reconcile net income to cash provided by operating activities	1,403	1,993
Changes in operating assets and liabilities
Accounts receivable	2,575	5,813
Transit accounts receivable	(5,817)	-
Prepaid expenses and other current assets	(509)	(129)
Accounts payable and accrued expenses	(722)	(272)
Transit accounts payable	8,193	-
Accrued payroll and related costs	1,514	2,856
Income taxes payable	65	661
Total adjustments	6,702	10,922

Cash provided by operating activities	9,843	15,656
Net cash (used in) provided by investing activities	(344)	168
Net cash (used in) provided by financing activities	(1,576)	137
Effect of exchange rate changes	(49)	(5)
Increase in cash and cash equivalents	$7,874	$15,956